UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

500 W. Texas Ave., Suite 890 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 684-0018
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or around March 21, 2025, the management of Next Bridge Hydrocarbons, Inc. (the “Company”) in consultation with members of its Board of Directors (the “Board”), and after consultation with the Company’s independent auditors, concluded that the Company’s previously issued audited consolidated financial statements for the fiscal year ended December 31, 2023 and unaudited consolidated financial statements as of and for each of the quarterly periods in 2023 and 2024 (collectively, the “Non-Reliance Periods”) should no longer be relied upon due to (i) an error in the adjustment to the fair value of the oil and natural gas properties within the Orogrande Project in connection with the spin-off of the Company from its prior parent, Meta Materials, Inc., completed on December 14, 2022 (the “Spin-Off”), (ii) an error in the application of an impairment of the carrying value of oil and natural gas properties of the Orogrande Project and (iii) the use of an independent valuation of the shares of the Company’s common stock issued in connection with the Company’s acquisition of Wildcat Project assets rather than the use of the cash value received from the subsequent sale of certain Wildcat Project assets as the valuation method in recording such sale completed in April 2024 as the proper valuation method. Similarly, any previously issued or filed reports, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon.

The Company expects to (i) return the basis of oil and natural gas properties to their cumulative historical basis as reported prior to the Spin-Off, (ii) reverse the 100% impairment that was recorded as of the year ended December 31, 2022 and (iii) update the accounting treatment of the sale of certain Wildcat Project assets for the impacted periods. As a result, the Company will restate its previously reported financial statements for the Non-Reliance Periods.

The Company will disclose in its Amendment to the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K/A”) and the Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), the restated financial statements for each of the Non-Reliance Periods (the “Restatements”), and is currently working to complete the filing of the 2023 Form 10-K/A and the 2024 Form 10-K as soon as practicable.

The Company’s Board and management have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with M&K CPAS, PLLC, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s plans and estimates related to the Restatements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the Restatements, including the possibility of material adjustments thereto and the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its 2023 Form 10-K/A and 2024 Form 10-K. See also the risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s 2023 Annual Report on Form 10-K filed with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: June 24, 2025	By:	/s/ Gregory McCabe
		Name:	Gregory McCabe
		Title:	Chairman and Chief Executive Officer